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                                 EXHIBIT 21.1
                          Subsidiaries of the Company

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Name                                       State of             d/b/a Name+
                                           Incorporation
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* Telephone Business Meetings, Inc.        Delaware             Access
                                                                Teleconferencing
                                                                International

* Conference Source International,         Georgia              None
  Inc.

* Communication Development                Connecticut          None
  Corporation

* Kendall Square Teleconferencing,         Massachusetts        The Conference
  Inc.                                                          Center f/k/a
                                                                Teleconversant

* American Conferencing Company,           New Jersey           a/k/a Americo
  Inc.

* Call Points, Inc.                        Delaware             None

* Conference Pros International, Inc.      Texas                None

* A Better Conference, Inc.                California           None

* A Business Conference-Call, Inc.         Minnesota            None

+ All listed subsidiaries do business as Vialog Group Communications